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                                                                    EXHIBIT 99.1



                             FOR IMMEDIATE RELEASE
                             ---------------------
Jim O'Shea
Chairman, President & CEO
Sam Nickerson
Investor Relations Manager
Bioject Medical Technologies, Inc.
503-639-7221 ext. 565


                         BIOJECT REPORTS FISCAL 2001 RESULTS


PORTLAND, OR - May 22, 2001 - Bioject Medical Technologies Inc. (Nasdaq: BJCT), a leading developer of needle-free drug delivery systems, today announced financial results for the fourth quarter and fiscal year ended March 31, 2001.

     For the fiscal year ended March 31, 2001, Bioject reported a consolidated net loss of $6.0 million on revenues of $2.0 million. This compares to a net loss from continuing operations of $5.5 million on revenues of $1.3 million for the year ended March 31, 2000. In addition, in fiscal 2000, Bioject reported a loss from discontinued operations of $450,000 and a gain on sale of discontinued operations of $2.9 million, resulting in a total net loss of $3.1 million.

     For the fourth quarter ended March 31, 2001, Bioject reported a consolidated net loss of $2.0 million on revenues of $547,000 compared to a net loss of $1.7 million on revenues of $168,000 for the previous year's fourth quarter.

     Basic and diluted net loss per share for the fiscal year ended March 31, 2001 was $0.82 per share on 7.3 million weighted average shares outstanding compared to a net loss of $0.53 per share on 5.8 million weighted average shares outstanding for the same period last year.

Basic and diluted net loss per share decreased by $0.03 to $0.25 per share on
7.9 million weighted average shares outstanding for the quarter ended March 31, 2001, compared to a net loss per share of $0.28 on 5.9 million weighted average shares outstanding for the quarter ended March 31, 2000.

     "We are pleased with our year-end results as we continue to focus on developing new and existing relationships with leading biotechnology and pharmaceutical companies. During fiscal 2001, we expanded our existing relationship with Serono to include a worldwide license for the delivery of Saizen(R) for the treatment of pediatric growth disorders and received market clearance for the Serojet(TM), a needle-free device, to deliver Serostim(R), Serono's recombinant human growth hormone currently indicated for the treatment of AIDS wasting. Over the next fiscal year, we expect to move into the commercialization phase with Serojet. In addition, we

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have moved forward with the development of the Iject for Amgen," said Jim
O'Shea, Bioject's Chairman, President and CEO.

     "Also, in fiscal 2001, the Company has strengthened its balance sheet by improving its cash position, thereby allowing us to expand our research and development efforts on various new and existing needle-free technology concepts and it has also aided in the development of a medical advisory board which will serve as an important new resource in guiding potential clinical research opportunities on vaccines and other medications that may prove to be more efficacious when delivered by our needle-free injection technology."

     The Company will conduct a quarterly update on Tuesday, May 22, 2001 at 10:00 a.m. eastern standard time. The conference call will be webcast and can be accessed through the Bioject website at www.bioject.com.
                                           ---------------

     Bioject Medical Technologies Inc., based in Portland, Oregon, is an innovative developer and manufacturer of needle-free drug delivery systems. Needle-free injection works by forcing medication at high speed through a tiny orifice held against the skin. This creates a fine stream of high-pressure fluid penetrating the skin and depositing medication in the tissue beneath. The Company is focused on developing mutually beneficial agreements with leading pharmaceutical and biotechnology companies. Bioject's partners now include Amgen and Serono.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning prospects for future strategic corporate relationships, prospects for sales of the Company's products into new, high leverage markets, the Company's expectation to move into the commercialization phase with Serojet for the treatment of AIDS wasting, and generally heightened prospects for the adoption and use of needle-free technology. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. Such risks, uncertainties and other factors include, without limitation, the risk that research and development efforts of the Company or others will not produce desired results, the risk that the Company will not have sufficient cash to sustain itself to the time, if ever, that it is profitable, the risk that the cool.click(TM) will not be widely accepted by consumers and that sales of the cool.click(TM) will not increase as rapidly as anticipated, the Company's possible need for additional financing, uncertainties related to the time required to complete research and development, obtaining necessary clinical data and government clearances, successfully attracting additional strategic corporate partners and successfully executing revenue-generating agreements with additional strategic partners. Readers of this press release are referred to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Forms 10-K and 10-K/A for the year ended March 31, 2000 for further discussions of factors which could affect future results. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made. The Company assumes no obligation to update forward-looking statements if conditions or management's estimates or opinions should change.
                                [Tables follow]

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                      Bioject Medical Technologies, Inc.
                Condensed Consolidated Statements of Operations
                                  (Unaudited)
                     (In thousands, except per share data)


                                                            Fiscal year ended      Three months ended
                                                                March 31,               March 31,
                                                            2001         2000       2001         2000
                                                      ----------------------------------------------------
RESULTS OF OPERATIONS:

Revenue
  Net sales of products                               $    1,375   $      702   $      477   $       90
  Licensing/technology fees                                  658          578           70           78
                                                      ----------------------------------------------------
                                                           2,033        1,280          547          168
                                                      ----------------------------------------------------
Expenses
  Manufacturing                                            2,389        1,847          699          462
  R&D                                                      2,084        1,330          648          474
  Selling, general and administrative                      2,902        2,548          734          652
                                                      ----------------------------------------------------
   Total operating expenses                                7,375        5,725        2,081        1,588
                                                      ----------------------------------------------------

Operating loss                                            (5,342)      (4,445)      (1,534)      (1,420)
  Other income/(loss)                                        465          126         (168)           3
                                                      ----------------------------------------------------
Loss from continuing operations
  Before taxes                                            (4,877)      (4,319)      (1,702)      (1,417)
Provision for income taxes                                    --           --           --           --
                                                      ----------------------------------------------------
Loss from continuing operations before
  Preferred stock dividend                                (4,877)      (4,319)      (1,702)      (1,417)
Preferred stock dividend                                  (1,148)      (1,165)        (289)        (251)
                                                      ----------------------------------------------------

Loss from continuing operations allocable
  to common shareholders                                  (6,025)      (5,484)      (1,991)      (1,668)
Loss from discontinued operations                             --         (450)          --           --
Gain on sale of discontinued operations                       --        2,853           --           --
                                                      ----------------------------------------------------
Net loss allocable to common shareholders             $   (6,025)  $   (3,081)  $   (1,991)  $  ( 1,668)
                                                      ====================================================

Basic and diluted net loss per common share           $    (0.82)  $    (0.53)  $    (0.25)  $    (0.28)

Shares used in per share calculations                  7,338,832    5,834,177    7,913,260    5,927,362

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                      Bioject Medical Technologies, Inc.
                          Selected Balance Sheet Data
                                (In thousands)



                                                      March 31,      March 31,
                                                        2001            2000
                                                    -----------     -----------
ASSETS
------
Current assets:
   Cash and cash equivalents                          $  6,254        $  6,884
   Marketable Securities                                 5,934              --
   Accounts receivable                                     440             127
   Inventories                                           1,020             833
   Other                                                   155              64
                                                    -----------     -----------
                                                        13,803           7,908
                                                    -----------     -----------

Long-term marketable securities                          2,869              --
Non-current receivable                                      11              --
Property and equipment, net                                683           1,343
Other assets, net                                          623             563
                                                    -----------     -----------

Total assets                                          $ 17,989        $  9,814
                                                    ===========     ===========

LIABILITIES AND
---------------
SHAREHOLDERS' EQUITY
--------------------
Current liabilities:
   Accounts payable and accrued liabilities           $    830        $    881
   Deferred revenue                                        102              97
                                                    -----------     -----------
                                                           932             978
                                                    -----------     -----------

Long term liabilities:
   Long term lease payable                                  16              --
   Deferred revenue                                        367              --

Shareholders' equity:
   Preferred stock                                      15,853          14,705
   Common stock                                         67,903          55,189
   Accumulated deficit                                 (67,082)        (61,058)
                                                    -----------     -----------
                                                        16,674           8,836
                                                    -----------     -----------

Total liabilities and shareholders' equity            $ 17,989        $  9,814
                                                    ===========     ===========

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